1
May 29, 2025
The Cato Corporation
8100 Denmark Road
Charlotte, North Carolina 28723-5975
Re:

Registration Statement on Form S-8 relating to the issuance of 250,000 shares of Class
A Common Stock under The Cato Corporation 2013 Employee Stock

Purchase Plan
(Amended and Restated as of October 1, 2025) (the “Plan”)
Ladies and Gentlemen:
We have acted as counsel to The Cato Corporation, a Delaware corporation

(the
"Company"), in connection with the preparation of a registration statement on Form S-8 (the
"Registration Statement") to be filed with the Securities and Exchange

Commission (the
"Commission") under the Securities Act of 1933, as amended (the

"Act"), relating to the offer
and sale of up to 250,000 additional shares of the Company’s Class A Common

Stock, $.033
par value (the “Shares”) to be issued by the Company pursuant to the Plan.

In such capacity, we have examined original, certified, conformed, electronic, facsimile or photographic copies, certified or otherwise identified to our satisfaction,

of such records,
documents, certificates and instruments as we have deemed necessary and appropriate to
enable us to render the opinion expressed below. In such review, we have assumed the authority and genuineness of all signatures, the legal capacity of all natural persons, the
authenticity of all documents and certificates submitted to us as originals or duplicate originals,
the conformity to original documents and certificates of the documents and certificates
submitted to us as certified, conformed, electronic, facsimile or photographic copies, the
authenticity of the originals of such latter documents and certificates,

the accuracy and
completeness of all statements contained in all such documents and certificates, and the
integrity and completeness of the minute books and records of the

Company to the date hereof.

As to all questions of fact material to the opinion expressed herein that have not been
independently established, we have relied, without investigation or analysis of any underlying
data, upon certificates and statements of public officials and representatives of the Company.

Based upon the foregoing, and subject to the qualifications and limitations set forth
herein, it is our opinion that the Shares, if and when originally issued and sold by the Company
in accordance with the terms and conditions of the Plan, and upon payment of the consideration
payable therefor (not less than par value) in accordance with the terms and conditions of the
Plan, will be legally issued, fully paid and nonassessable and will represent validly authorized
and outstanding Shares.

The opinions expressed herein are limited to the General Corporation

Law of the State
of Delaware, and we express no opinion with respect to the laws of any other state or
jurisdiction.
The opinions expressed herein are contingent on the Registration Statement becoming
effective under the Act.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration
Statement. In giving such opinion, we do not thereby

admit that we are acting within the
category of persons whose consent is required under Section 7 of the Act or the rules or
regulations of the Commission thereunder.

We disclaim any undertaking to advise you of any
subsequent changes of the facts stated or assumed herein or any subsequent changes in
applicable law.

Sincerely,
ROBINSON, BRADSHAW & HINSON, P.A.
/s/ Robinson, Bradshaw & Hinson, P.A.